UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2008

JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders of JPMorgan Chase & Co. ("Registrant") held on Tuesday, May 20, 2008, shareholders approved an amendment to Registrant's 2005 Long-Term Incentive Plan to extend the term from May 16, 2010 to May 31, 2013, and to authorize a total of 350 million shares to be available for issuance as awards commencing May 20, 2008. For a description of the terms and conditions of the 2005 Long-Term Incentive Plan, as Amended and Restated Effective May 20, 2008 (the "LTIP"), see "Summary of the Plan as proposed to be amended" under "Proposal 3. Approval of Amendment to 2005 Long-Term Incentive Plan" in the Registrant's proxy statement for its 2008 Annual Meeting of Shareholders, which description is incorporated herein by reference. A copy of the LTIP also is filed as Appendix B to the Registrant's proxy statement for its 2008 Annual Meeting of Shareholders.

At Registrant's 2008 Annual Meeting of Shareholders, shareholders also reapproved Registrant's Key Executive Performance Plan to align the shareholder review and approval of this plan with the LTIP. For a description of the terms and conditions of the Key Executive Performance Plan, as Amended and Restated Effective January 1, 2009 (the "KEPP"), see "Summary of KEPP" under "Proposal 4. Reapproval of Key Executive Performance Plan" in Registrant's proxy statement for its 2008 Annual Meeting of Shareholders, which description is incorporated herein by reference. A copy of the KEPP also is filed as Appendix D to the Registrant's proxy statement for its 2008 Annual Meeting of Shareholders.

Item 8.01 Other Events.

Registrant held its Annual Meeting of Shareholders on Tuesday, May 20, 2008. A total of 2,984,568,881 shares were represented in person or by proxy, or 87.79% of the total shares outstanding. The results of shareholder voting on the 11 proposals presented were as follows:

MANAGEMENT PROPOSALS:

Proposal 1. Shareholders elected the 12 director nominees named in the Proxy Statement:

Name	For	Against	Abstain
Crandall C. Bowles	2,913,212,543	25,643,531	45,006,625
Stephen B. Burke	2,905,054,854	33,782,404	45,025,441
David M. Cote	2,919,587,292	19,207,035	45,068,282
James S. Crown	2,904,188,428	34,687,027	44,987,203
James Dimon	2,903,542,031	36,980,177	43,340,448
Ellen V. Futter	2,900,673,127	38,292,983	44,896,546
William H. Gray, III	2,874,371,908	63,908,817	45,578,292
Laban P. Jackson, Jr.	2,897,320,105	40,380,412	46,162,137
Robert I. Lipp	2,903,518,256	35,320,645	45,023,800
David C. Novak	2,837,663,281	101,343,788	45,561,812
Lee R. Raymond	2,886,542,414	51,910,920	45,407,198
William C. Weldon	2,906,314,013	32,659,453	44,889,234
There were no broker non-votes.
Proposal 2. Shareholders ratified the appointment of PricewaterhouseCoopers LLP as Registrant's independent registered public accounting firm for 2008:
For	Against	Abstain
2,914,755,021	27,509,519	41,588,159
97.68% of voted	0.92% of voted	1.39% of voted
99.07% of votes for and against	0.93% of votes for and against
There were no broker non-votes.

Proposal 3. Shareholders approved the Amendment to Registrant's 2005 Long-Term Incentive Plan:
For	Against	Abstain
1,517,737,433	997,361,086	48,494,251
59.20% of voted	38.90% of voted	1.89% of voted
60.35% of votes for and against	39.65% of votes for and against
There were 420,976,111 broker non-votes.

Proposal 4. Shareholders reapproved Registrant's Key Executive Performance Plan:
For	Against	Abstain
2,739,135,359	190,535,067	54,187,436
91.80% of voted	6.39% of voted	1.82% of voted
93.50% of votes for and against	6.50% of votes for and against
There were no broker non-votes.

SHAREHOLDER PROPOSALS:
Proposal 5. Shareholders did not approve the proposal on Governmental Service Report:
For	Against	Abstain
98,629,106	2,046,817,679	418,149,529
3.85% of voted	79.84% of voted	16.31% of voted
4.60% of votes for and against	95.40% of votes for and against
There were 420,972,538 broker non-votes.

Proposal 6. Shareholders did not approve the proposal on Political Contributions Report:
For	Against	Abstain
611,193,427	1,534,683,414	417,709,466
23.84% of voted	59.86% of voted	16.29% of voted
28.48% of votes for and against	71.52% of votes for and against
There were 420,982,574 broker non-votes.

Proposal 7. Shareholders did not approve the proposal on Independent Chairman of the Board:
For	Against	Abstain
382,069,515	2,131,986,358	49,536,326
14.90% of voted	83.16% of voted	1.93% of voted
15.20% of votes for and against	84.80% of votes for and against
There were 420,976,682 broker non-votes.

Proposal 8. Shareholders did not approve the proposal on Executive Compensation Approval:
For	Against	Abstain
938,239,159	1,457,895,989	167,458,321
36.60% of voted	56.87% of voted	6.53% of voted
39.16% of votes for and against	60.84% of votes for and against
There were 420,975,412 broker non-votes.

Proposal 9. Shareholders did not approve the proposal on Two Candidates per Directorship:
For	Against	Abstain
67,139,237	2,337,614,555	158,838,096
2.62% of voted	91.19% of voted	6.20% of voted
2.79% of votes for and against	97.21% of votes for and against
There were 420,976,993 broker non-votes.

Proposal 10. Shareholders did not approve the proposal on Human Rights and Investment Report:
For	Against	Abstain
203,058,100	1,936,487,710	424,034,459
7.92% of voted	75.54% of voted	16.54% of voted
9.49% of votes for and against	90.51% of votes for and against
There were 420,988,612 broker non-votes.

Proposal 11. Shareholders did not approve the proposal on Lobbying Priorities Report
For	Against	Abstain
72,731,059	2,237,464,758	253,308,625
2.84% of voted	87.28% of voted	9.88% of voted
3.15% of votes for and against	96.85% of votes for and against
There were 421,064,439 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
By:	/s/ Anthony J. Horan
Name: Title:	Anthony J. Horan Corporate Secretary

Date: May 23, 2008